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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 14, 2002 (except Note 16 to the financial statements for which the date is February 20, 2002) on the Golden Eagle Refining and Marketing Assets Business as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 incorporated by reference in this Form 8-K/A, into Tesoro Petroleum Corporation's previously filed Registration Statement File Nos. 333-25379, 333-39070 and 333-51789.


                                               /s/ Arthur Andersen LLP

San Antonio, Texas
April 18, 2002